UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

270 E. Grand Avenue South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 246-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2014 Portola Pharmaceuticals, Inc. (the “Company”) entered into that certain Second Amendment to Lease (the “Amended Lease”), by and between the Company and Britannia Pointe Grand Limited Partnership (the “Landlord”). The Amended Lease amended the terms of that certain Lease dated December 15, 2006 by and between the Company and the Landlord, as amended by that certain First Amendment to Lease dated May 21, 2010.

The Amended Lease extends the term of the Company’s existing lease for its corporate headquarters from March 2015 to March 2020, with an early termination option by the Company in March 2018.  The Amended Lease also increases the total amount of space leased by the Company by approximately 20 percent.  The Amended Lease increases the Company’s monthly rent from approximately $140,000 per month to approximately $169,000 per month.  The Amended Lease also includes a tenant improvement allowance paid by the Landlord of approximately $1.84 million.

A copy of the Amended Lease is attached as Exhibit 10.22 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.22	Second Amendment to Lease made and entered into as of the 14th day of March 2014, by and between Portola Pharmaceuticals, Inc. and Britannia Pointe Grand Limited Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.

Dated: March 19, 2014
	By:	/s/ Mardi C. Dier
Mardi C. Dier
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description of Document
10.22	Second Amendment to Lease made and entered into as of the 14th day of March 2014, by and between Portola Pharmaceuticals, Inc. and Britannia Pointe Grand Limited Partnership.